Exhibit 99.4
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Hercules Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2005	2006	2007	2008	2009
January	1.606	1.554	3.038	3.351	6.826
February	1.532	1.679	3.064	3.403	6.807
March	1.507	1.475	2.797	3.613
April	1.622	1.938	3.299	3.767
May	1.560	1.554	3.079	3.662
June	1.536	1.912	3.193	4.022
July	1.666	3.046	3.238	3.720
August	1.520	2.793	4.209	3.251
September	1.744	3.310	4.420	3.598
October	1.509	2.677	3.077	3.090
November	1.639	2.853	3.467	5.994
December	1.614	3.297	3.445	6.640

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  In May 2006 Ashland acquired the water treatment business of Degussa AG.